Exhibit 99.06

                                Southern Company
                               Financial Overview
                            (In Millions of Dollars)


                                        3 months ended December                    12 months ended December
                                   ---------------------------------        --------------------------------------
                                      2005      2004     % Change               2005        2004      % Change
                                      ----      ----     --------               ----        ----      --------

 Consolidated -
 Operating Revenues                 $3,287    $2,670        23.2%            $13,552     $11,729         15.5%
 Earnings Before Income Taxes          175       203       -14.4%              2,186       2,114          3.4%
 Net Income                            159       204       -22.3%              1,591       1,532          3.8%

 Alabama Power -
 Operating Revenues                 $1,135      $971        16.8%             $4,648      $4,236          9.7%
 Earnings Before Income Taxes          106       117        -9.3%                817         818         -0.1%
 Net Income Available to Common         57        66       -14.3%                508         481          5.6%

 Georgia Power -
 Operating Revenues                 $1,583    $1,237        28.0%             $6,632      $5,371         23.5%
 Earnings Before Income Taxes           97       106        -9.1%              1,147       1,038         10.5%
 Net Income Available to Common         60        71       -15.8%                715         658          8.7%

 Gulf Power -
 Operating Revenues                   $264      $235        12.4%             $1,084        $960         12.9%
 Earnings Before Income Taxes            5         1       330.7%                121         108         11.9%
 Net Income Available to Common          2         0       295.9%                 75          68         10.2%

 Mississippi Power -
 Operating Revenues                   $228      $209         9.0%               $970        $910          6.5%
 Earnings Before Income Taxes            5         5         7.0%                122         131         -7.1%
 Net Income Available to Common          3         2        48.5%                 74          77         -3.9%

 Savannah Electric -
 Operating Revenues                   $109       $86        27.1%               $445        $357         24.7%
 Earnings Before Income Taxes            2         2       -12.5%                 50          40         23.7%
 Net Income Available to Common          1         1        24.4%                 30          24         23.5%

 Southern Power -
 Operating Revenues                   $213      $154        38.5%               $781        $701         11.4%
 Earnings Before Income Taxes           44        42         4.5%                187         184          1.2%
 Net Income Available to Common         27        25        10.9%                115         112          2.9%



Notes

- Southern Company GAS completed the sale of substantially all of its assets on January 4, 2006 and is included in consolidated earnings in all periods as discontinued operations.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-K.